Exhibit J-4



                     SUB-ADMINISTRATION SERVICES AGREEMENT


         THIS AGREEMENT is made as of April 21, 2004 by and between International Fund Services (N.A.), L.L.C., a limited liability company ("IFS"), and Northern Trust Investments, N.A., a national banking association, (the "Company").

                             W I T N E S S E T H :

         WHEREAS, the Company provides administration services to the NT Alpha Strategies Fund (the "Fund"), which is registered as a closed-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Company wishes to retain IFS to provide data aggregation and price price verification services with respect to the Fund, and IFS wishes to furnish such services.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby the parties hereto agree as follows:

1.       Definitions. As Used in this Agreement:

         (a)      "1933 Act" means the Securities Act of 1933, as amended.

         (b) "1934 Act" means the Securities Exchange Act of 1934, as amended.

         (c) "Authorized Person" means any officer of the Company or Fund and any other person duly authorized by the Company's or Fund's Board of Directors or Trustees to give Oral Instructions and Written Instructions on behalf of the Company or the Fund. An Authorized Person's scope of authority may be limited by setting forth such limitation in a written document signed by both parties hereto.

         (d) "Oral Instructions" mean oral instructions received by IFS from an Authorized Person or from a person reasonably believed by IFS to be an Authorized Person. IFS may, in its sole discretion in each separate instance, consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral Instructions.

         (e)      "SEC" means the Securities and Exchange Commission.

         (f)      "Securities Laws" means the 1933 Act, the 1934 Act and the
                  1940 Act.

         (g) "Subfund" means each collective investment vehicle which the Fund shall invest in from time to time.

         (h)      "Units" means the units of beneficial interest of the Fund.

         (i) "Written Instructions" mean written instructions signed by an Authorized Person and received by IFS. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

2. Appointment. The Company hereby appoints IFS to provide data aggregation and price price verification services with respect to the Fund, in accordance with the terms set forth in this Agreement. IFS accepts such appointment and agrees to furnish such services.

3.       Compliance with Rules and Regulations.

         IFS undertakes to comply with all applicable requirements of the Securities Laws, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by IFS hereunder. Except as specifically set forth herein, IFS assumes no responsibility for such compliance by the Company, the Fund or other entity.

4.       Instructions.

         (a) IFS shall be entitled to rely upon any Oral Instruction or Written Instruction it receives from an Authorized Person (or from a person reasonably believed by IFS to be an Authorized Person) pursuant to this Agreement. IFS may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's Board of Directors or Trustees or of the Fund's Unitholders, unless and until IFS receives Written Instructions to the contrary.

         (b) The Company agrees to forward to IFS Written Instructions confirming Oral Instructions (except where such Oral Instructions are given by IFS or its affiliates) so that IFS receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by IFS or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions or IFS's ability to rely upon such Oral Instructions.

5.       Right to Receive Advice.

         (a) Advice of the Company. If IFS is in doubt as to any action it should or should not take, IFS may request directions or advice, including Oral Instructions or Written Instructions, from the Company.

         (b) Advice of Counsel. If IFS shall be in doubt as to any question of law pertaining to any action it should or should not take, IFS may request advice from counsel of its own choosing (who may be counsel for the Company, the Fund, the Fund's investment adviser or IFS, at the option of IFS.)

         (c) Protection of IFS. IFS shall be indemnified by the Company and without liability for any action IFS takes or does not take in reliance upon directions or advice or Oral Instructions or Written Instructions IFS receives from or on behalf of the Company or from counsel and which IFS believes, in good faith, to be consistent with those directions or advice and Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon IFS (i) to seek such directions or advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions or advice or Oral Instructions or Written Instructions.

6.       Information; Visits.

         (a) The information pertaining to the Fund which is in the possession or under the control of IFS shall be the property of the Fund. Such information shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Company and Authorized Persons shall have access to such information at all times during IFS's normal business hours. Upon the reasonable request of the Company, copies of any such information shall be provided by IFS to the Company or to an Authorized Person, at the Company's expense.

7. Confidentiality. Each party shall keep confidential any information relating to the other party's business ("Confidential Information"). Confidential Information shall include (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Company or IFS, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Company or IFS a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated as confidential. Notwithstanding the foregoing, information shall not be subject to such confidentiality obligations if it: (a) is already known to the receiving party at the time it is obtained; (b) is or becomes publicly known or available through no wrongful act of the receiving party; (c) is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality; (d) is released by the protected party to a third party without restriction; (e) is required to be disclosed by the receiving party pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided the receiving party will provide the other party written notice of such requirement, to the extent such notice is permitted); (f) is relevant to the defense of any claim or cause of action asserted against the receiving party; or (g) has been or is independently developed or obtained by the receiving party.

8. Liaison with Accountants. IFS shall take all reasonable action in the performance of its duties under this Agreement to assure that the necessary information is made available to the Fund's independent public accountants.

9. IFS System. IFS shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by IFS in connection with the services provided by IFS to the Company.

10. Disaster Recovery. IFS shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, IFS shall, at no additional expense to the Company, take reasonable steps to minimize service interruptions. IFS shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by IFS's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or obligations under this Agreement.

11. Compensation. As compensation for services rendered by IFS during the term of this Agreement, the Company will pay to IFS $105,000 per annum, payable in 12 monthly installments on the last day of each month.

12. Indemnification. The Company agrees to indemnify, defend and hold harmless IFS and its affiliates, including their respective officers, directors, agents and employees, from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, attorneys' fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) arising directly or indirectly from any action or omission to act which IFS takes in connection with the provision of services to the Company. Neither IFS, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) caused by IFS's or its affiliates' own willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of IFS's activities under this Agreement. The provisions of this Section 12 shall survive termination of this Agreement.

13.      Responsibility of IFS.

         (a) IFS shall be under no duty to take any action hereunder on behalf of the Company except as specifically set forth herein or as may be specifically agreed to by IFS and the Company in a written amendment hereto. IFS shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing services provided for under this Agreement. IFS shall be liable only for any damages arising out of IFS's failure to perform its duties under this Agreement to the extent such damages arise out of IFS's willful misfeasance, bad faith, gross negligence or reckless disregard of such duties.

         (b)      Notwithstanding anything in this Agreement to the contrary,
                  (i) IFS shall not be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including without limitation acts of God; action or inaction of civil or military authority; public enemy; war; terrorism; riot; fire; flood; sabotage; epidemics; labor disputes; civil commotion; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; insurrection; elements of nature; or non-performance by a third party; and (ii) IFS shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity, authority or lack thereof, or truthfulness or accuracy or lack thereof, of any instruction, direction, notice, instrument or other information which IFS reasonably believes to be genuine.

         (c) Each party shall have a duty to mitigate damages for which the other party may become responsible.

         (d) The provisions of this Section 13 shall survive termination of this Agreement.

         (e) Notwithstanding anything in this Agreement to the contrary, IFS shall have no liability either for any error or omission of any of its predecessors as servicer on behalf of the Company or for any failure to discover any such error or omission.

14. Description of Services on a Continuous Basis. IFS will perform the services as set forth on Exhibit A.

15. Duration and Termination. This Agreement shall continue until terminated by the Company or IFS on ninety (90) days' prior written notice to the other party. In the event the Company gives notice of termination, all expenses associated with movement (or duplication) of records and materials and conversion thereof to a successor accounting and administration services agent(s) (and any other service provider(s)), and all trailing expenses incurred by IFS, will be borne by the Company.

16. Notices. Notices shall be addressed (a) if to IFS, at 12 East 49th Street, New York, New York 10017, Attention: Gene Mannella (b) if to the Company, at Northern Trust Investments, N.A., 50 South LaSalle Street M-9, Chicago, IL 60675, Attention: Craig Carberry, Esq. or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

17. Amendments. This Agreement, or any term thereof, may be changed or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought.

20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

22.      Miscellaneous.

         (a) Notwithstanding anything in this Agreement to the contrary, the Company agrees not to make any modifications to the Fund's registration statement or adopt any policies which would affect materially the obligations or responsibilities of IFS hereunder without the prior written approval of IFS, which approval shall not be unreasonably withheld or delayed.

           (b) Except as expressly provided in this Agreement, IFS hereby disclaims all representations and warranties, express or implied, made to the Company or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. IFS disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

         (c) This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Notwithstanding any provision hereof, the services of IFS are not, nor shall they be, construed as constituting legal advice or the provision of legal services for or on behalf of the Company, the Fund or any other person.

         (d) The Company will provide such information and documentation as IFS may reasonably request in connection with services provided by IFS to the Company.

         (e) This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

         (f) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         (g) The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                      INTERNATIONAL FUND SERVICES (N.A), L.L.C.


                                      By:
                                         ------------------------------------
                                      Title:


                                      NORTHERN TRUST INVESTMENTS, N.A.


                                      By:
                                         ------------------------------------
                                      Title:

                                   Exhibit A

                                   Services


Data Aggregation:

         IFS will collect weekly position files from each participating Subfund from either the Subfund's Prime Broker, Administrator or the Subfund itself, as directed by the Company. The Subfunds data will be collected and aggregated for reporting purposes to the Company on a weekly basis.

RiskMetrics Feed:

         IFS will utilize the position information collected in the Data Aggregation Service to provide a RiskMetrics compliant file to the Company on a weekly basis. This file will contain all information required by RiskMetrics for its RiskManagerTM standard service and will be compliant with their required format.

Price Verification:

         IFS will perform price verification by utilizing third-party price providers to compare the price provided by the fund to a price received from the third-party provider for the same reporting date. This price comparison is for the reference of the Company and IFS does not take responsibility for the accuracy of the price itself. The prices will be taken from a variety of data providers that IFS has deemed to be most reliable for the types of securities held within the portfolio. The price verification will be performed on a monthly basis.

         IFS expects to be able to provide monthly price verification for 85% or more of the securities positions in the Subfunds based upon the securities positions in the Funds as of the date of this agreement.